As filed with the Securities and Exchange Commission on December 5, 2000
                                                    Registration No. 333-91305

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                         Post-Effective Amendment No. 1

                                       To

                                    Form S-8

                          Registration Statement Under

                           The Securities Act of 1933



                            UtiliCorp United Inc.
            (Exact name of Registrant as specified in its charter)

                  Delaware                                44-0541877
       (State or other jurisdiction                    (I.R.S. Employer
      of incorporation or organization)                 Identification No.)

                               20 West 9th Street
                           Kansas City, Missouri 64105

  (Address, including zip code, of Registrant's principal executive offices)

               UTILICORP UNITED, INC. CAPITAL ACCUMULATION PLAN
   (f/k/a UTILICORP UNITED INC. SUPPLEMENTAL CONTRIBUTORY RETIREMENT PLAN)
                            (Full title of the Plan)


                              Richard C. Green, Jr.
                              UtiliCorp United Inc.
                               20 West 9th Street
                           Kansas City, Missouri 64105
                                 (816) 467-8000
           (Name, address, telephone number, of agent for service)





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                                AMENDMENT TO PLAN

      On November 19, 1999, the Registrant filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-91305) (the "Form S-8") registering $6,000,000 of unsecured obligations to pay deferred compensation in the future to participants under the UtiliCorp United Inc. Supplemental Contributory Retirement Plan (the "Plan"). This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed in order to provide notice that the Plan has been amended and restated, effective January 1, 2001, as a result of the merger of the Registrant's UtiliCorp United Inc. Capital Accumulation Plan into the Plan. The name of the amended plan is the UtiliCorp United Inc. Capital Accumulation Plan.










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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 5th day of December, 2000.

                                     UTILICORP UNITED INC.


                                     By: /s/ Dale J. Wolf
                                           Dale J. Wolf
                                           Vice President-Finance, Treasurer
                                           and Corporate Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

      Signature                     Title
      ---------                     -----

Richard C. Green, Jr. *       Chairman of the Board
                              and Chief Executive Officer
                              (Principal Executive Officer)

/s/ Peter S. Lowe
Peter S. Lowe                 Senior Vice President and
                              Chief Financial Officer
                              (Principal Financial Officer
                              and Principal Accounting
                              Officer)

Robert K. Green *             Director
John R. Baker *               Director
Robert F. Jackson *           Director
L. Patton Kline               Director    A Majority of the Board of Directors
Herman Cain *                 Director
Irvine O. Hockaday, Jr. *     Director
Dr. Stanley O. Ikenberry *    Director
Dr. Shirley Ann Jackson       Director




*By: /s/ Dale J. Wolf
         Dale J. Wolf
         As attorney-in-fact for the above-named
         Directors pursuant to powers of attorney
         duly executed by such persons


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